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                                                                    EXHIBIT 11.1


                                 BANCTEC, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

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                                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                            JUNE 30,       JUNE 30,      JUNE 30,       JUNE 30,
                                                              1997           1996          1997           1996
                                                          -------------  ------------  -------------  -------------
PRIMARY:
--------
Net Income                                                 $10,603,000   $ 9,266,000    $20,630,000    $17,948,000
                                                           ===========   ===========    ===========    ===========

Shares issued at beginning of period                        21,220,026    20,254,087     20,796,935     19,918,735
Treasury stock held during the year                            (29,936)      (29,936)       (29,936)       (29,936)
Shares issued during the period and shares issued
      from assumed exercise of stock options reduced
      by number of shares which could have been
      purchased with proceeds from exercise of  such
      options and unearned  compensation on restricted
      stock awards                                             375,568       433,621        624,407        701,707
                                                           -----------   -----------    -----------    -----------

Weighted average number of shares outstanding,
     as adjusted                                            21,565,658    20,657,772     21,391,406     20,590,506
                                                           ===========   ===========    ===========    ===========

Primary net income per common and common
     equivalent share                                      $      0.49   $      0.45    $      0.96    $      0.87
                                                           ===========   ===========    ===========    ===========

FULLY DILUTED:
--------------
Net Income                                                 $10,603,000   $ 9,266,000    $20,630,000    $17,948,000
Add after tax interest expense applicable to
    7 1/4% convertible subordinated debentures                 507,000       507,000      1,014,000      1,086,000
                                                           -----------   -----------    -----------    -----------
Net Income as adjusted                                     $11,110,000   $ 9,773,000    $21,644,000    $19,034,000
                                                           ===========   ===========    ===========    ===========

Shares issued at beginning of period                        21,220,026    20,254,087     20,796,935     19,918,735
Treasury stock held during the year                            (29,936)      (29,936)       (29,936)       (29,936)
Shares issued during the period and shares issued
      from assumed exercise of stock options reduced
      by number of shares which could have been
      purchased with the proceeds from exercise of
      such options and unearned compensation on
      restricted stock awards                                  459,288       450,438        777,687        770,798
                                                           -----------   -----------    -----------    -----------
Weighted average number of shares
      outstanding, as adjusted excluding 7 1/4%
        convertible subordinated debentures                 21,649,378    20,674,589     21,544,686     20,659,597
                                                           ===========   ===========    ===========    ===========

Fully diluted income per common and common
     equivalent share excluding 7 1/4% convertible
      subordinated debentures                              $      0.49   $      0.45    $      0.96    $      0.87
                                                           ===========   ===========    ===========    ===========
Weighted average shares issuable assuming conversion
      of 7 1/4% convertible subordinated debentures          1,538,720     1,538,720      1,538,720      1,638,307
Weighted average number of shares outstanding as
      adjusted                                              23,188,098    22,213,309     23,083,406     22,297,904
                                                           -----------   -----------    -----------    -----------
Fully diluted net income per common and common
       equivalent share                                    $      0.48   $      0.44    $      0.94    $      0.85
                                                           ===========   ===========    ===========    ===========
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